CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated December 27, 2012 on Dreyfus Worldwide Dollar Money Market Fund, Inc. for the fiscal year ended October 31, 2012 which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-26830 and 811-5717) of Dreyfus Worldwide Dollar Money Market Fund, Inc.

                                                                                                ERNST & YOUNG LLP

New York, New York

February 25, 2013